UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On August 1, 2012, Pioneer Bankshares, Inc. (the “Company”) executed two stock purchase transactions relating to the repurchase of the Company’s common stock. One transaction was entered into with Mr. Richard T. Spurzem with respect to 1,000 shares of the Company’s common stock at a per share purchase price of $19.95; the second transaction was entered into with Sandbox, LLC, a company affiliated with Mr. Spurzem, with respect to 400 shares at a per share purchase price of $19.95. The aggregate purchase price for these stock repurchase transactions was $27,930. These transactions were executed pursuant to previously disclosed Stock Purchase Agreements, as reported on Form 8-K and filed with the Securities and Exchange Commission on July 2, 2012. These stock repurchases are considered to be the final transactions as authorized under the terms of the stock purchase agreements previously referenced.

It is the Company’s intent to retire all such shares obtained in conjunction with these repurchase transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ THOMAS R. ROSAZZA
Thomas R. Rosazza
President and Chief Executive Officer

By:	/s/ LORI G. HASSETT
Lori G. Hassett
Vice President and Chief Financial Officer

August 2, 2012